UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2023

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

As previously disclosed, on December 1, 2022, reAlpha Tech Corp. (the “Company”) entered into an agreement with GEM Global Yield LLC SCS (“GEM”) for a $100 million capital commitment, which includes a share subscription facility of up to $100 million for a 36-month term following the Company’s public listing (the “GEM Agreement”).

In accordance with the GEM Agreement, upon the Company’s listing on The Nasdaq Stock Market LLC (“Nasdaq”), or any other Principal Market (as defined in the GEM Agreement), the Company would have to issue GEM five-year warrants to purchase up to a number of shares of the Company’s common stock, par value $0.001 per share (the “common stock”), equal to 4% of the Company’s total outstanding equity interests immediately after our listing on Nasdaq at an exercise price equal to the closing bid price of the common stock on the Listing Date (as defined below) as a commitment fee (the “GEM Warrants”).

On October 23, 2023, the Company began trading on Nasdaq under the ticker symbol “AIRE” (the “Listing Date”). Accordingly, the Company issued the GEM Warrants to purchase up to 1,700,884 shares of common stock at an exercise price of $406.67 per share. On the first anniversary of the Listing Date, if all or any portion of the GEM Warrants remain unexercised and the average daily closing price of the common stock on Nasdaq over the 30-days preceding such anniversary (the “Current Trading Price”) is less than 90% of the then-current exercise price of the GEM Warrants, or less than approximately $366 per share, then the exercise price of such remaining GEM Warrants will be adjusted to 110% of the Current Trading Price.

The issuances of the GEM Warrants to GEM were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D of the Securities Act.

The foregoing description of the terms of the GEM Warrants and GEM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GEM Warrants and GEM Agreement, a copy of each of which is attached to this Form 8-K as Exhibits 4.1 and 10.1, respectively, both of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Form of Warrant (filed as Exhibit 6.3 of Form 1-U filed with the SEC on December 5, 2022).
10.1	Share Purchase Agreement by and among reAlpha Tech Corp. and GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated as of December 1, 2022 (filed as Exhibit 6.1 of Form 1-U filed with the SEC on December 5, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2023	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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